UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2025
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On April 4, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Latch, Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. Deloitte completed its engagement as the Company’s independent registered public accounting firm for the year ended December 31, 2023 upon the filing of the Company’s Annual Report on Form 10-K for such year (the “2023 10-K”).
Deloitte’s audit reports on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2023 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2022 and 2023, and through the date of this Current Report on Form 8-K (this “Report”), there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year and (ii) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (a) the Company identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2022 and 2023, as described in the 2023 10-K, and (b) the Audit Committee, after discussion with management, determined that the Company’s consolidated financial statements for 2019, 2020, 2021 and the first quarter of 2022 (all such interim and annual periods, the “Affected Periods”) should no longer be relied upon. The Company restated the financial statements of certain of the Affected Periods in its Annual Report on Form 10-K for the year ended December 31, 2022, which it filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2024.

The material weaknesses and non-reliance on the financial statements for the Affected Periods were discussed among Deloitte and the Audit Committee, and the Company has authorized Deloitte to respond fully to any inquiries of BDO (as defined below) concerning these matters.

The Company provided Deloitte with a copy of the disclosures it is making in this Report and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter, dated April 9, 2025, is filed as Exhibit 16.1 to this Report.

On April 4, 2025, the Audit Committee approved the appointment of BDO USA, P.C. (“BDO”) as the Company’s new independent registered public accounting firm for the year ended December 31, 2024. During the years ended December 31, 2022, 2023 and 2024, and through the date of this Report, neither the Company, nor anyone on behalf of the Company, consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BDO to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP dated April 9, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	April 9, 2025	By:	/s/ Jeff Mayfield
		Name:	Jeff Mayfield
		Title:	Chief Financial Officer